     As filed with the Securities and Exchange Commission on April 1, 1998
                                                   Registration No. 333-________
--------------------------------------------------------------------------------


                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                               --------------

                                  FORM S-8
           REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                               --------------

                      GREAT LAKES CHEMICAL CORPORATION
           (Exact name of registrant as specified in its charter)


          DELAWARE                                          95-1765035
(State or other jurisdiction                             (I.R.S. Employer
   of incorporation or                                Identification Number)
      organization)


                          ONE GREAT LAKES BOULEVARD
                                P.O. BOX 2200
                     WEST LAFAYETTE, INDIANA  47906-0200
             (Address of Principal Executive offices)(Zip Code)

                               --------------

                          GREAT LAKES SAVINGS PLAN
                          (Full title of the plan)

                               --------------


                             RICHARD R. FERGUSON
                        VICE PRESIDENT AND TREASURER
                      GREAT LAKES CHEMICAL CORPORATION
                          ONE GREAT LAKES BOULEVARD
                                P.O. BOX 2200
                     WEST LAFAYETTE, INDIANA  47906-0200
                               (765) 497-6100
  (Name, address, including zip code, and telephone number, including area code, of agent for service)

                       CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------
                                          Proposed          Proposed
      Title of           Amount to    maximum offering       maximum
     securities             be           price per          aggregate         Amount of
  to be registered     registered(2)      share(3)      offering price(2)  registration fee
--------------------------------------------------------------------------------------------
Common Stock,(1) par
value $1.00 per share     611,567       $52.46875       $32,088,141        $9,466.00
--------------------------------------------------------------------------------------------

     (1) In addition, pursuant to Rule 416(c), this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Plan.

     (2) Pursuant to Rule 457(h), the proposed maximum aggregate offering price is the amount of net employee contributions which may be allocated to Common Stock of Registrant under the Plan which this registration statement covers. The amount to be registered equals the amount of such contributions divided by the average of the high and low prices per share on the New York Stock Exchange on March 25, 1998

     (3)  Indeterminate.

                                   PART I
            INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933 (the "Securities Act") and the Note to
Part I of Form S-8.


                                   PART II

             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

     The following documents filed with the Securities and Exchange Commission are incorporated herein by reference:

     The Registrant's Annual Report on Form 10-K for the year ended December 31, 1997, and the description of the common stock contained in Item 4 of the Registrant's Form S-8 Registration Statement (No. 33-57589).

     All reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c) , 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities then offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES.

     Not applicable.


ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the Delaware General Corporation Law authorizes a corporation to indemnify a person against expenses and certain liabilities incurred by him in connection with any proceeding in which he is involved by reason of his being or having been a director, officer, employee or agent of the corporation or its affiliates. Further, Article Ninth of Registrant's Certificate of Incorporation and Article VII of its By-Laws provide for indemnification, to the full extent permitted by said Law, of Registrant's directors and officers. Registrant maintains so-called "D & O" liability insurance coverage, insuring it against loss resulting from discharge of such liabilities against which they cannot be indemnified by Registrant (subject to certain exclusions). Reference is made to Undertaking C, infra, with respect to indemnification for liabilities arising under the Securities Act of 1933, as amended, required or permitted to directors, officers or persons controlling Registrant pursuant to the foregoing provisions.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8. EXHIBITS.

     Reference is made to the Exhibit Index that immediately precedes the exhibits filed with this Registration Statement. The Registrant undertakes to submit the Plan and undertakes to submit any amendment thereto to the Internal Revenue Service ("IRS") in a timely manner and has made or will make all changes required by the IRS in order to qualify the Plan.

ITEM 9. UNDERTAKINGS.

     (a) The undersigned Registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

            (i) To include any prospectus required by section 10(a)(3) of the Securities Act;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     provided, however, that the undertakings set forth in paragraphs (i) and (ii) above do not apply if the Registration Statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

        (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby further undertakes that, for the purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of any employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (h) Insofar as the indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                                    SIGNATURES

THE REGISTRANT

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of West Lafayette, State of Indiana, on the 30th day of March, 1998.


                                              GREAT LAKES CHEMICAL CORPORATION

                                              By: /s/ Richard R. Ferguson
                                                 ------------------------------
                                                 Richard R. Ferguson
                                                 Vice President and Treasurer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed by the following persons as of March 30, 1998 in the capacities indicated.

          Signature                                    Title
          ---------                                    -----

     /s/ R.B. McDonald
---------------------------------              Chief Executive Officer,
         R.B. McDonald                         President and Director



     /s/ R.T. Jeffares                         Executive Vice President and
---------------------------------              Chief Financial Officer
         R.T. Jeffares                         (Principal Financial Officer)


     /s/ Robert J. Smith
---------------------------------              Controller (Principal
         Robert J. Smith                       Accounting Officer)


     * /s/ Evan Bayh
---------------------------------
           Evan Bayh                           Director


     * /s/ W.H. Congelton
---------------------------------
           W.H. Congelton                      Director


     * /s/ J.S. Day
---------------------------------
           J.S. Day                            Director


     * /s/ T.M. Fulton
---------------------------------
           T.M. Fulton                         Director


     */s/ M.M. Hale
---------------------------------
          M.M. Hale                            Director


     * /s/ L.E. Lataif
---------------------------------
           L.E. Lataif                         Director


     * /s/ R.H. Leet
---------------------------------
           R.H. Leet                           Director

     * /s/ M. G. Nichols
---------------------------------
           M.G. Nichols                        Director


     * /s/ J.D. Proops
---------------------------------
           J.D. Proops                         Director


* signed by Richard R. Ferguson as
attorney-in-fact

     /s/ Richard R. Ferguson
---------------------------------

THE PLAN

     Pursuant to the requirements of the Securities Act of 1933, the undersigned Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of West Lafayette, State of Indiana, on the 30th day of March, 1998.

                                      GREAT LAKES SAVINGS PLAN



                                      By: /s/ Steven D. Mead
                                         --------------------------------
                                         Steven D. Mead
                                         Member of Plan Administrative Committee

                              INDEX TO EXHIBITS




EXHIBIT NO.                         TITLE
-----------                         -----
   4.1             Summary description of stockholder rights plan
                   (incorporated by reference from Exhibit 4(B) to
                   Form S-8 Registration Statement No. 33-57589)

   5               Opinion of Kirkland & Ellis

  23.1             Consent of Ernst & Young, LLP

  23.2             Consent of Kirkland & Ellis (included in Exhibit 5)

  24               Powers of Attorney